UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           June 16, 2010

Kentucky Energy, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-32131	87-0429950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18B East 5th Street, Paterson, NJ	07524
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                     (973) 684-0075

Quest Minerals & Mining Corp.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On June 10, 2010 (with a delayed effective date of June 16, 2010), we filed articles of amendment to our articles of incorporation with the Utah Secretary of State change our corporate name from “Quest Minerals & Mining Corp.” to “Kentucky Energy, Inc.”

On February 9, 2007 a special meeting of stockholders, a majority of our stockholders authorized the Board of Directors to change our corporate name to a name to be determined by the Board of Directors and authorized the Board of Directors to file the Amendment upon a determination and resolution of the Board of Directors of such new corporate name.  This amendment was unanimously approved by our board of directors on June 1, 2010.

On June 16, 2010, we received notice from FINRA/OTC Corporate Actions that the name change will take effect at the open of business on June 17, 2010.  As of June 1, 2010, name change requests may or may not result in symbol changes.  Our new symbol on this date will be “QMIND.PK.”  The “D” on our symbol will be removed on July 16, 2010 (20 business days from June 17, 2010).

Section 8 – Other Events

Item 8.01	Other Events.

Our Board of Directors approved a 1-for-20 reverse stock split of our currently outstanding shares of common stock.  The pre-split total shares of common stock outstanding was 1,956,466,735 and post-split total shares of common stock outstanding will be 97,823,337 (subject to adjustment for settlement of fractional shares, which will be rounded up to the nearest whole share).  On June 16, 2010, we received notice from FINRA/OTC Corporate Actions that the reverse stock split will take effect at the open of business on June 17, 2010.  As of June 1, 2010, name change requests may or may not result in symbol changes.  Our new symbol on this date will be “QMIND.PK.”  The “D” on our symbol will be removed on July 16, 2010 (20 business days from June 17, 2010).

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Exhibits.

4.1	Articles of Amendment to Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kentucky Energy, Inc.
(Registrant)

Date: June 16, 2010	By:	/s/ Eugene Chiaramonte, Jr.
Eugene Chiaramonte, Jr., President